UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2015

WINS FINANCE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-36592	N/A
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1F, Building 7

No. 58 Jianguo Road, Chaoyang District

Beijing 100024, People’s Republic of China

+8610-8225-5118

(Address, including zip code, of registrant's principal executive offices and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As reported by the registrant, Wins Finance Holdings Inc., a Cayman Islands company, in a Current Report on Form 8-K filed on October 30, 2015, the transactions (the “Transactions”) contemplated by an Agreement and Plan of Reorganization, originally entered into on April 24, 2015 and amended on May 5, 2015, by and among the registrant, Sino Mercury Acquisition Corp. (“Sino”), Wins Finance Group Limited (“WFG”), and the shareholders of WFG were completed on October 26, 2015. Upon the completion of the Transactions (i) Sino merged with and into the registrant, with the registrant surviving the merger and (ii) the shareholders of WFG exchanged 100% of the ordinary shares of WFG for ordinary shares of the registrant. As a result of the Transactions, the registrant became the successor of Sino and WFG became a wholly-owned subsidiary of the registrant.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 9, 2015, the registrant received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the staff of Nasdaq (the “Staff”) has determined that the registrant has not demonstrated that it met the 300 “Round Lot Holder” requirement for initial listing following the completion of the Transactions. Nasdaq Listing Rule 5505(a)(3) provides that there must be at least 300 beneficial holders with ownership of units of 100 shares or more.

The Notice states that, if the registrant does not appeal the Staff’s determination to a Nasdaq Hearings Panel (the “Panel”) by December 16, 2015 pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, trading in the registrant’s ordinary shares will be suspended as of the opening of business on December 18, 2018, and Nasdaq will remove the registrant’s securities from listing and registration on Nasdaq.

The registrant intends to appeal the Staff’s determination by submitting a timely request for a hearing, and to present at the hearing the registrant’s plan to demonstrate compliance with the round lot shareholder requirement and, if necessary, to request an extension of time within which to do so. The request for a hearing will stay any suspension of trading in, and the removal from listing and registration of, the registrant’s securities on Nasdaq pending the issuance of the Panel’s decision following the hearing and the expiration of any extension granted by the Panel. If the registrant’s appeal is not successful, trading in the registrant’s ordinary shares on Nasdaq will be suspended, and the registrant’s ordinary shares will be removed from listing and registration on Nasdaq. If the registrant’s ordinary shares are delisted and deregistered from Nasdaq, the ordinary shares may be eligible to continue to be quoted on the OTC Bulletin Board or in the Pink Sheets. If the registrant’s appeal is successful, the Staff’s delisting determination will be lifted and trading in the registrant’s ordinary shares on The Nasdaq Capital Market will continue.

Safe Harbor Statement

This report on 8-K includes forward-looking statements.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the registrant expects or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by the registrant in light of current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform to the registrant’s expectations and predictions is subject to a number of risks and uncertainties, including the risk that the registrant’s appeal of the Staff’s determination will not be successful, and that as a result registrant’s ordinary shares will be delisted and deregistered from Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 15, 2015	WINS FINANCE HOLDINGS INC.

	By:	/s/ Richard Xu
Richard Xu, President

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